UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 16, 2016

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 East Beltline, Grand Rapids, Michigan	49525
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 16, 2016, the Board of Directors of Independent Bank Corporation (the “Company”) appointed Christina Keller to the Board of   Directors of the Company and its wholly-owned subsidiary, Independent Bank.  Since August 2016, Ms. Keller has served as the President of the Cascade Business Team (“CBT”) of Cascade Engineering (“CE”).   CBT consists of four of CE’s nine business units.  CE is based in Grand Rapids, Michigan and is a global manufacturing company supporting a diversity of strategic markets, including transportation, environmental services, office seating, material handling, polymer compounding, and radio frequency identification technology. CE employs approximately 1,600 people.  Christina joined CE in 2009 after working in consulting in New York City and Washington, DC.

In connection with the appointment of Ms. Keller to the Board of Directors, the Board increased the size of the Board from nine members to ten members.  Ms. Keller has not yet been appointed to any committee of the Board of Directors.

Item 9.01	Financial Statements and Exhibits

99.1	Press release announcing the appointment of Christina Keller to the Board of Directors of Independent Bank Corporation and Independent Bank, issued by the Company on December 19, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: December 19, 2016	/s/ Robert N. Shuster
By: Robert N. Shuster
Its: Executive Vice President and Chief Financial Officer